SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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LAKELAND BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

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April 30, 2018

To our Shareholders,

As you know, our Annual Meeting of Shareholders will be held on May 9, 2018, at the Knoll Country Club West, 12 Knoll Drive, Boonton, New Jersey 07005, beginning at 5 p.m. A proxy statement, dated April 9, 2018 (the “Proxy Statement”), proxy card and our 2017 Annual Report to Shareholders have previously been distributed to our shareholders of record at the close of business on March 22, 2018, the record date established by our Board of Directors for the Annual Meeting.

This letter supplements the Proxy Statement by expanding the answer to one of the Questions and Answers in the Proxy Statement concerning Proposal 2—Approval of the Company’s 2018 Omnibus Equity Incentive Plan (the “2018 Plan”). The following question appears on page 24 of the Proxy Statement:

“Who can participate in the 2018 Plan?”

The Company’s expanded answer to this question is as follows:

“Persons eligible to receive awards under the 2018 Plan are those employees, officers, directors, consultants, advisors or other individual service providers of the Company or any of its subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to the success and growth of the Company, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary. As of April 26, 2018, the Company and its subsidiaries had a total of 674 employees, including 273 officers and 7 executive officers (who are not included in the number of officers), 12 non-employee directors, 0 consultants, 0 other advisors, and 0 other individual service providers. As of April 26, 2018, no person is eligible to participate as a result of a determination by the Committee that that person is a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary. As awards under the 2018 Plan are within the discretion of the Compensation Committee, the Company cannot determine how many individuals in each of the categories described above will receive awards.”

Sincerely,

/s/ Timothy J. Matteson

Executive Vice President,

Chief Administrative Officer,

General Counsel and Corporate Secretary

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 9, 2018: This letter, the Company’s Proxy Statement and our 2017 Annual Report are available at www.lakelandbank.com.